Exhibit 10.1
CBI NOMINEE AGREEMENT
Execution Copy

THIS CBI NOMINEE AGREEMENT (the “Agreement”) is made and entered into as of March 28, 2017 by and between Independent Bank Group, Inc. (“IBG”) and Tom C. Nichols (the “CBI Nominee”).

RECITALS:

WHEREAS, IBG and Carlile Bancshares, Inc., Fort Worth, Texas (“CBI”) have entered into that certain Agreement and Plan of Reorganization, dated November 21, 2016 (the “Reorganization Agreement”) which provides for the acquisition of CBI by IBG through the merger (the “Merger”) of CBI with and into IBG. Terms with their initial letter capitalized and not otherwise defined herein shall have the meaning given them in the Reorganization Agreement;

WHEREAS, Independent Bank, McKinney, Texas, a Texas banking association, is a wholly-owned subsidiary of IBG (“Independent Bank”);

WHEREAS, the Reorganization Agreement contemplates that at least three individuals associated with CBI will be elected to the Board of Directors of IBG (the “IBG Board”) and the Board of Directors of Independent Bank (the “Bank Board” and together with the IBG Board, each a “Board” and collectively, the “Boards”);

WHEREAS, the CBI Nominee is a record holder of shares of CBI common stock, and as such, will receive IBG Shares pursuant to the Merger; and

WHEREAS, IBG and CBI acknowledge and agree that it is in the best interests of IBG for the CBI Nominee to serve as a director of IBG only for as long as the CBI Nominee owns a significant number of IBG Shares, as provided herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the covenants contained in the Reorganization Agreement and in this Agreement, IBG and the CBI Nominee agree as follows:

1.CBI Nominee. The IBG Board shall nominate the CBI Nominee for election as a Class I director of IBG and IBG, as the sole shareholder of Independent Bank, shall elect the CBI Nominee as a director of Independent Bank, as provided for in the Reorganization Agreement. At each meeting of shareholders for the election of directors at which the position to be occupied under this Agreement by the CBI Nominee on the Boards is to be determined by shareholder action, and provided that the CBI Nominee complies with the applicable governance and ethics policies then in place, the respective Board shall: (a) cause the CBI Nominee to be recommended by the Corporate Governance and Nominating Committee (or any similar committee with authority to nominate director nominees, as applicable) for consideration by the Board and to be nominated by the Board for election as a director; (b) recommend that the shareholders vote for and in favor of the election of the CBI Nominee as a director, and use its commercially reasonable efforts to cause the election of the CBI Nominee to the Board, including soliciting proxies for the election of the CBI Nominee to the same extent as it does, consistent with past practice, for any other Board nominee for election as a director; and (c) request each then current member of such Board to vote as a shareholder (as applicable) for approval of the CBI Nominee.

2.Termination Event. If, at any time following his election as a director of IBG, the CBI Nominee no longer beneficially owns at least 50% of the aggregate number of shares of common stock of IBG (as adjusted appropriately from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other like changes in IBG’s capitalization) beneficially owned by the CBI Nominee immediately following the effective time of the Merger, and upon written request from the IBG Board, the CBI Nominee shall immediately resign as a director of IBG.

3.Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

4.Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. An e-mail, facsimile or other electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

5.Entire Agreement. This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

6.Notices. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

7.GOVERNING LAW; JURISDICTION; VENUE. THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE CBI NOMINEE HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND TEXAS STATE COURTS FOR COLLIN COUNTY, TEXAS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OR LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE CBI NOMINEE AGREES THAT EXCLUSIVE VENUE FOR ANY DISPUTE ARISING FROM THIS AGREEMENT SHALL BE THE FEDERAL AND TEXAS STATE COURTS FOR COLLIN COUNTY, TEXAS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[Signature Page to Follow]

[Signature Page to CBI Nominee Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INDEPENDENT BANK GROUP, INC.

By:     /s/ David R. Brooks
                            David R. Brooks
                            Chairman of the Board and CEO

CBI NOMINEE:

                         /s/ Tom C. Nichols
                        Tom C. Nichols

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